Exhibit 99.1

Corbus Pharmaceuticals Holdings, Inc. Announces Exercise of Option to Purchase Additional Shares in Public Offering

Norwood, MA (November 27, 2017) – Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), a clinical stage drug development company targeting rare, chronic, serious inflammatory and fibrotic diseases, today announced that the underwriters of its previously announced public offering of common stock exercised in full their option to purchase 697,500 additional shares of common stock at the public offering price of $7.00 per share, resulting in additional gross proceeds of approximately $4.9 million. After giving effect to the full exercise of the option to purchase additional shares, the total number of shares sold by Corbus in the public offering was 5,347,500 shares and gross proceeds were approximately $37.4 million. The sale of the additional shares of common stock closed today.

Cantor Fitzgerald & Co. acted as the sole book-running manager for the offering. JMP Securities LLC and Raymond James & Associates, Inc. acted as co-managers for the offering.

The securities described above were offered by Corbus pursuant to a registration statement (File No. 333-207936) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available for free on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained from: Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by telephone at 212-829-7122, or by e-mail at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is a Phase 3 clinical stage pharmaceutical company focused on the development and commercialization of novel therapeutics to treat rare, chronic, and serious inflammatory and fibrotic diseases. The Company’s lead product candidate, anabasum, is a novel synthetic oral endocannabinoid-mimetic drug designed to resolve chronic inflammation and fibrotic processes. Anabasum has generated positive data in Phase 2 studies in diffuse cutaneous systemic sclerosis, cystic fibrosis and dermatomyositis. Additionally, the Company is evaluating anabasum in open-label extension studies in systemic sclerosis and skin-predominant dermatomyositis. The Company expects to commence a Phase 2 study in systemic lupus erythematosus, a Phase 3 study in systemic sclerosis and a Phase 2b study in cystic fibrosis in the fourth quarter of 2017.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact

Jenene Thomas

Jenene Thomas Communications, LLC

Phone: (908) 938-1475

Email: jenene@jenenethomascommunications.com

Media Contact

Nic DiBella
JPA Health Communications

Phone: (617) 657-1307
Email: Nic@jpa.com

Source: Corbus Pharmaceuticals Holdings, Inc.

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